EXHIBIT 10.1

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of the 29th day of September, 2013 by and among DYNAMIC ENERGY ALLIANCE CORPORATION, a Florida corporation (collectively with its predecessors, the “Company”) and Dr. Earl Beaver, an individual (the “Seller”). Each of the Company and the Seller is referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the directors of Company desire to make the capital structure of the Company more attractive to potential investor, by reducing the risk of future dilutive issuances as a result of the make good provisions in the Company’s Preferred Stock, and through a 33% reduction in the convertible share obligation and the elimination of the 75% override control held in the Preferred Stock; and

 WHEREAS, the Seller owns and desires to sell to the Company, an aggregate of 530,363shares of the Preferred Stock (the “Shares”); and the Company desires to re-purchase the Shares from the Seller, on and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.   Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Company, and the Company shall re-purchase the Shares from the Seller, for a purchase price equal to one dollar ($1) and a new issuance of 3,267,876 shares of restricted common stock of the Corporation (the “Purchase Price”).  The new issuance is based on a weighted average conversion rate of 67% of the conversion rate owed to the Seller pursuant to the current terms of the Preferred Stock.

1.2.   Closing.  The purchase and sale of the Shares shall take place at a closing (the “Closing”) to occur immediately following the execution and delivery hereof. At the Closing:

(a)	The Seller shall deliver to the Company signed stock power representing the Shares, duly endorsed in form for transfer to the Company.

(b)	The Company shall deliver the Purchase Price to the Seller.

At and at any time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Seller hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct as of the date:

2.1.   No Conflicts or Consents.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any  properties or assets of the Seller.  The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Seller of this Agreement, other than the disclosure filings required by the Commission.

2.2    Enforceability.  This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

2.3    No Encumbrances.  The Seller acquired the Shares in accordance with applicable state and federal securities laws and owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”).  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

ARTICLE III
TERMINATION

3.1    Termination.  This Agreement may be terminated prior to Closing by written agreement of the Seller and the Company.

ARTICLE IV
RELEASE

4.1   Release. Nothing is this Agreement shall nullify the protection afforded the Directors and Officers per the Company bylaws specifically Article IX Indemnification or similar provision. The Seller and its respective affiliates and/or heirs, hereby releases and forever discharges the Company and its officers, directors, employees, agents, counsels, accountants, affiliates and heirs (collectively, the “Releasees”) from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney’s fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the undersigned or any of the undersigned’s respective affiliates and/or heirs now have, have ever had against the Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause, event or omission of any kind or nature occurring contemporaneously with or prior to the date hereof that pertain to the issuance of Preferred Shares or this Repurchase transaction. The Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon the matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Seller shall indemnify and hold harmless each Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees (including attorneys’ fees and court costs) arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Seller or any of its affiliates and/or heirs of any claim related to the matter purported to be released hereunder and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Seller or any of its affiliates and/or heirs against any third party of any claims related to the matters purported to be released hereunder.

ARTICLE V
MISCELLANEOUS

5.1.   Entire Agreement.  This Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

5.4.   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in Kent County, Delaware, in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing in this Section however, shall affect the right of any Party to bring any proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

5.6.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, successors and permitted assigns; provided, however, that no Party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other Party.

5.7.   Further Assurances.  Each Party to this Agreement agrees, without cost or expense to any other Party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by the other Party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

5.8.   Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

DYNAMIC ENERGY ALLIANCE CORPORATION

By:	/s/ James Michael Whitfield
Name:	James Michael Whitfield
Title:	President/CEO

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

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By:	/s/ Dr. Earl Beaver
Name:	Dr. Earl Beaver
Title:	Self